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To:    Lenfest Communications, Inc.

Re:    Amendment No. 1 to Registration Statement on Form S-4 for Senior
       Securities


Date:  June 29, 1998



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         In our capacity as special federal communications regulatory counsel to
Lenfest Communications, Inc., a Delaware corporation ("Lenfest"), we have reviewed and advised Lenfest with respect to certain disclosure in the Prospectus that forms a part of the above referenced Amendment No. 1 to Registration Statement, including amendments thereto, under the heading "Legislation and Regulation." In that regard, we hereby consent to the use of our name under the heading "Legal Matters" in said Prospectus. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7(a) of the Securities Act of 1933, as amended, or the rules and regulations promulgated pursuant thereto by the Securities and Exchange Commission.

                                            Sincerely,

                                            FLEISCHMAN AND WALSH, L.L.P.


                                            /s/ Fleischman and Walsh, L.L.P.
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